 NEWS RELEASE

Exhibit 99.2
Vanguard Natural Resources, LLC Closes Amended Senior Secured $1.5 Billion
Revolving Credit Facility and Announces New $100 Million
Senior Second Lien Term Loan Facility

Houston, December 1, 2011 – (Business Wire) – Vanguard Natural Resources, LLC (NYSE: VNR)  (“Vanguard”) announced today it has closed its previously announced amended $1.5 billion senior secured revolving credit facility with an initial borrowing base of $765 million.  The amended five year credit facility became effective upon the successful consummation of the merger between Encore Energy Partners LP (“Encore”) and Vanguard.   In addition to extending the maturity of the facility by five years, several key covenant limitations were amended to provide Vanguard greater flexibility including increasing the percentage of production that can be hedged into the future, increasing the permitted debt to EBITDA coverage ratio from 3.5x to 4.0x, eliminating the required interest coverage ratio, eliminating the ten percent liquidity requirement to pay distributions to unitholders, and allowing for unsecured debt.  Also, a new interest rate pricing grid will lower Vanguard’s cost of bank debt by half a percent.

Vanguard also announced today it has entered into a $100 million senior secured second lien term loan facility with seven banks from the senior revolving credit facility.  The loan matures in 5.5 years, has an initial borrowing rate of LIBOR plus 5.5%, and principally has the same covenants as the $1.5 billion senior secured revolving credit facility.

Borrowings from the two facilities were used to fully repay Encore’s senior secured revolving credit facility and Vanguard’s $175 million term loan.  After consideration of all of these transactions, Vanguard has $100 million borrowed under the second lien term loan facility and has $671.5 million borrowed under the senior secured revolving credit facility leaving $93.5 million in availability under the initial borrowing base of $765 million.

Mr. Richard Robert, Executive Vice President and CFO, commented, “We are very pleased to have this amended credit facility and the new second lien facility closed.  With the closing of the second lien facility and with the demonstrated support of the twenty banks in our amended credit facility, we feel that we will have ample liquidity to achieve our growth initiatives into the future.”

For more information on the senior second lien term loan facility, please refer to our Form 8-K which will be filed tomorrow.

About Vanguard Natural Resources, LLC

Vanguard Natural Resources, LLC is a publicly traded limited liability company focused on the acquisition, production and development oil and natural gas properties. The Company's assets consist primarily of producing and non-producing oil and natural gas reserves located in the southern portion of the Appalachian Basin, the Permian Basin, South Texas, Mississippi, Big Horn Basin in Wyoming and Montana, the Williston Basin in North Dakota and Montana and the Arkoma Basin in Arkansas and Oklahoma. More information on Vanguard can be found at www.vnrllc.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include but are not limited to statements about the acquisition announced in this press release, the related financing plans, and statements with respect to future distributions. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for oil, natural gas and natural gas liquids, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission. Please see "Risk Factors" in the Company's public filings.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to publicly correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT: Vanguard Natural Resources, LLC
Investor Relations
Lisa Godfrey, 832-327-2234
investorrelations@vnrllc.com

SOURCE: Vanguard Natural Resources, LLC